EXHIBIT 32.1

CERTIFICATION OF PERIODIC FINANCIAL REPORT
PURSUANT TO 18 U.S.C. SECTION 1350

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Byrna Technologies Inc. (the “Company”) certifies that the Annual Report of the Company on Form 10-K for the fiscal year ended November 30, 2024, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods presented in the financial statements included in such report.

Date: February 7, 2025	By:/s/ Bryan Ganz
Bryan Ganz
President and Chief Executive Officer,
Chairman of the Board (Principal Executive Officer)

Date: February 7, 2025	By: /s/ Laurilee Kearnes
Laurilee Kearnes
Chief Financial Officer (Principal Financial Officer
and Principal Accounting Officer)

The above certifications are made solely for the purpose of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.